Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Gabby Nelson	Hunter Saklad
(763) 551-7460	(763) 551-7498
gabby.nelson@selectcomfort.com	investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES FOURTH QUARTER
AND FULL-YEAR 2010 RESULTS
Company Reports Fourth Quarter Net Income per Share of $0.13; Operating Income Increases 53 percent; Same-store Sales Up 12 percent; Provides 2011 Earnings Guidance

MINNEAPOLIS – (Feb. 9, 2011) – Select Comfort Corporation (NASDAQ: SCSS) today reported fourth quarter and fiscal 2010 results for the period ended Jan. 1, 2011. Net sales for the quarter totaled $148.7 million, an increase of 9 percent on same-store growth of 12 percent, compared to $136.5 million in the prior-year period. The company reported fourth quarter net income of $7.1 million, or $0.13 per diluted share, compared to net income of $35.3 million, or $0.69 per diluted share, in the prior-year period. On a comparable basis, excluding a valuation adjustment for income taxes, net income per diluted share would have been $0.08 in the fourth quarter of 2009.

Net sales for 2010 totaled $606 million, an increase of 11 percent as compared to $544 million in the prior-year period. The company reported net income of $31.6 million, or $0.57 per diluted share in 2010, compared to net income of $35.6 million, or $0.77 per diluted share, in the prior-year period. On a comparable basis, excluding a valuation adjustment for income taxes and costs associated with a terminated financing transaction, net income per diluted share would have been $0.24 in 2009.

“Our fourth quarter and full-year performance demonstrate consistent execution against a focused set of priorities as well as solid progress against our profit and sales-growth goals,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “We are particularly pleased we have continued to increase profit margins and grow faster than the industry as we lapped tougher year-over-year comparisons.”

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page  2 of 11

“As we move into 2011, we’re confident we’ve built a solid financial and operational platform from which to accelerate growth and improve market share,” McLaughlin continued. “Our strategies reflect this position as we increase investments to drive greater awareness and consideration for the Sleep Number brand and stores.”

Fourth Quarter and Full-year Summary

During the fourth quarter, net sales increased by 9 percent as compared to the year-ago period. The increase in sales was driven by a 12 percent increase in same-store sales, offset by the impact of the closure of 24 stores during 2010. Operating income improved by 53 percent to $11.5 million and the operating margin improved 220 basis points to 7.7 percent.

Gross profit margins increased 10 basis points from 62.9 percent in the prior-year period to 63 percent in fourth-quarter 2010. The increase reflects a relatively stable cost structure and channel mix versus 2009.

Sales and marketing costs in the fourth quarter of 2010 increased by 6 percent to $68.6 million, representing 46.1 percent of net sales. This compares to $64.8 million, or 47.5 percent of net sales in the prior-year period. Media investments in the fourth quarter totaled $18.5 million, 15 percent higher than a year ago. General and administrative expenses equaled $13.2 million, or 8.9 percent of net sales. This compares to $12.7 million, or 9.3 percent of net sales, in the fourth quarter of 2009.

Cash flows from operating activities were $71 million for full-year 2010. This compares to $67 million, including a $26 million tax refund, for full-year 2009. As of year-end 2010, cash and cash equivalents totaled $81 million as compared to $18 million at 2009 year-end. During the year, the company had no borrowings under its revolving credit agreement.

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page  3 of 11

Fiscal 2011 Outlook

The company expects to increase net income per share in 2011 by 20 to 30 percent to between $0.68 and $0.74 per diluted share. This outlook assumes modest improvement in macro-economic trends and same-store growth in the upper single digits as the company increases investments against programs designed to expand market share. The company’s long-term expectation is for net income per share growth of between 15 and 20 percent per year.

The company ended 2010 with 386 stores, and expects to end 2011 with approximately 380 stores after the consolidation of planned store openings and closings. The company anticipates that 2011 capital expenditures will be approximately $25 million to $30 million, reflecting a total of 40 to 50 store actions, mainly relating to remodels and relocations, along with an initial investment to upgrade marketing and customer-management systems.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) on Wednesday, Feb. 9, 2011. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Select Comfort website.

A replay will remain available until midnight Central Time, Feb. 18, 2011, by dialing (203) 369-1424. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its 386 company-owned stores located across the United States; select bedding retailers; direct-marketing operations; and online at www.sleepnumber.com.

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page 4 of 11

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including flammability standards for the bedding industry and safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page 5 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	January 1,	% of	January 2,	% of
	2011	Net Sales	2010	Net Sales

Net sales	$148,668	100.0%	$136,471	100.0%
Cost of sales	54,943	37.0%	50,690	37.1%
Gross profit	93,725	63.0%	85,781	62.9%
Operating expenses:
Sales and marketing	68,576	46.1%	64,827	47.5%
General and administrative	13,203	8.9%	12,704	9.3%
Research and development	426	0.3%	573	0.4%
Asset impairment charges	43	0.0%	198	0.1%
Total operating expenses	82,248	55.3%	78,302	57.4%
Operating income	11,477	7.7%	7,479	5.5%
Interest expense / other	(67)	0.0%	(1,032)	(0.8%)
Income before income taxes	11,410	7.7%	6,447	4.7%
Income tax expense (benefit)	4,292	2.9%	(28,862)	(21.1%)
Net income	$7,118	4.8%	$35,309	25.9%

Net income per share – basic	$0.13		$0.73

Net income per share – diluted	$0.13		$0.69

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	54,367		48,375
Effect of dilutive securities:
Options	656		1,502
Restricted shares	465		468
Warrants	-		692
Diluted weighted-average shares outstanding	55,488		51,037

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page 6 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Twelve Months Ended
	January 1,	% of	January 2,	% of
	2011	Net Sales	2010	Net Sales

Net sales	$605,676	100.0%	$544,202	100.0%
Cost of sales	227,413	37.5%	208,742	38.4%
Gross profit	378,263	62.5%	335,460	61.6%
Operating expenses:
Sales and marketing	269,901	44.6%	259,244	47.6%
General and administrative	53,572	8.8%	49,560	9.1%
Research and development	2,147	0.4%	1,973	0.4%
Asset impairment charges	260	0.0%	686	0.1%
Terminated equity financing costs	-	0.0%	3,324	0.6%
Total operating expenses	325,880	53.8%	314,787	57.8%
Operating income	52,383	8.6%	20,673	3.8%
Interest expense / other	(1,893)	(0.3%)	(5,983)	(1.1%)
Income before income taxes	50,490	8.3%	14,690	2.7%
Income tax expense (benefit)	18,922	3.1%	(20,862)	(3.8%)
Net income	$31,568	5.2%	$35,552	6.5%

Net income per share – basic	$0.58		$0.78

Net income per share – diluted	$0.57		$0.77

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	54,005		45,682
Effect of dilutive securities:
Options	817		219
Restricted shares	442		269
Warrants	-		28
Diluted weighted-average shares outstanding	55,264		46,198

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page 7 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	January 1,	January 2,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$81,361	$17,717
Accounts receivable, net of allowance for doubtful accounts of $302 and $379, respectively	4,564	5,094
Inventories	19,647	15,646
Income taxes receivable	-	3,893
Prepaid expenses	6,388	5,879
Deferred income taxes	4,297	5,153
Other current assets	652	720
Total current assets	116,909	54,102
Property and equipment, net	32,953	37,682
Deferred income taxes	15,965	19,071
Other assets	4,130	7,385
Total assets	$169,957	$118,240

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$42,025	$37,538
Customer prepayments	12,944	11,237
Compensation and benefits	24,857	15,518
Taxes and withholding	5,359	4,528
Other current liabilities	11,671	10,716
Total current liabilities	96,856	79,537

Non-current liabilities:
Warranty liabilities	2,815	5,286
Other long-term liabilities	12,309	10,959
Total non-current liabilities	15,124	16,245
Total liabilities	111,980	95,782

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized,no shares issued and outstanding	-	-
Common stock, $0.01 par value; 142,500 shares authorized, 55,455 and 54,310 shares issued and outstanding, respectively	555	543
Additional paid-in capital	36,799	32,860
Retained earnings (Accumulated deficit)	20,623	(10,945)
Total shareholders’ equity	57,977	22,458
Total liabilities and shareholders’ equity	$169,957	$118,240

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page 8 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
subject to reclassification

	Twelve Months Ended
	January 1,	January 2,
	2011	2010

Cash flows from operating activities:
Net income	$31,568	$35,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,626	19,054
Stock-based compensation	3,962	3,236
Disposals and impairments of assets	251	683
Excess tax benefits from stock-based compensation	(1,358)	-
Deferred income taxes	2,352	(18,209)
Change in operating assets and liabilities:
Accounts receivable	530	(155)
Inventories	(4,001)	3,029
Income taxes	6,647	22,007
Prepaid expenses and other assets	1,579	(1,776)
Accounts payable	3,995	2,545
Customer prepayments	1,707	(243)
Accrued compensation and benefits	11,471	943
Other taxes and withholding	53	1,604
Warranty liabilities	(1,398)	(906)
Other accruals and liabilities	(765)	(725)
Net cash provided by operating activities	71,219	66,639

Cash flows from investing activities:
Purchases of property and equipment	(7,349)	(2,459)
Proceeds from sales of property and equipment	10	15
Net cash used in investing activities	(7,339)	(2,444)

Cash flows from financing activities:
Net decrease in short-term borrowings	(1,074)	(84,756)
Repurchases of common stock	(1,391)	-
Proceeds from issuance of common stock	1,014	26,534
Excess tax benefits from stock-based compensation	1,358	-
Debt issuance costs	(143)	(1,313)
Net cash used in financing activities	(236)	(59,535)

Increase in cash and cash equivalents	63,644	4,660
Cash and cash equivalents, at beginning of period	17,717	13,057
Cash and cash equivalents, at end of period	$81,361	$17,717

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page 9 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

Percent of sales:
Retail	83.7%	83.1%	84.0%	81.2%
Direct and E-Commerce	10.3%	11.9%	10.8%	11.5%
Wholesale	6.0%	5.0%	5.2%	7.3%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Retail same-store sales	12%	23%	21%	0%
Direct and E-Commerce	(6%)	(4%)	5%	(26%)
Company-Controlled same-store sales change	10%	19%	19%	(4%)
Net closed stores/other	(2%)	(13%)	(5%)	(6%)
Total Company-Controlled Channels	8%	6%	14%	(10%)
Wholesale	32%	(18%)	(21%)	(19%)
Total	9%	4%	11%	(11%)

Stores open:
Beginning of period	392	408	403	471
Opened	5	2	7	4
Closed	(11)	(7)	(24)	(72)
End of period	386	403	386	403

Other metrics:
Average sales per store ($ in 000's)1	$1,295	$1,046
Average sales per square foot1	$873	$710
Stores > $1 million net sales1	70%	48%
Average mattress sales per mattress unit:
Company-controlled channels - historical definition2	$1,694	$1,755	$1,719	$1,743
Company-controlled channels - new definition3	$2,035	$1,983	$2,010	$1,973

1	Trailing twelve months for stores open at least one year.
2	Historical definition excluded revenue from adjustable foundations.
3	Revised definition includes revenue from adjustable foundations which has become a more significant part of the mattress mix.

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page 10 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended January 2, 2010				Twelve Months Ended January 2, 2010
	As Reported	Normalize Income Tax Expense(1)	As Adjusted	As Reported Three Months Ended January 1, 2011	As Reported	Terminated Equity Financing Costs(2)	Normalize Income Tax Expense(1)	As Adjusted	As Reported Twelve Months Ended January 1, 2011
Operating income	$7,479	$-	$7,479	$11,477	$20,673	$3,324	$-	$23,997	$52,383
Interest expense / other	(1,032)	-	(1,032)	(67)	(5,983)	-	-	(5,983)	(1,893)

Income before income taxes	6,447	-	6,447	11,410	14,690	3,324	-	18,014	50,490
Income tax expense (benefit)	(28,862)	31,312	2,450	4,292	(20,862)	1,263	26,444	6,845	18,922
Net income (loss)	$35,309	$(31,312)	$3,997	$7,118	$35,552	$2,061	$(26,444)	$11,169	$31,568

Net income (loss) per share –
Basic	$0.73	$(0.65)	$0.08	$0.13	$0.78	$0.05	$(0.58)	$0.24	$0.58
Diluted	$0.69	$(0.61)	$0.08	$0.13	$0.77	$0.04	$(0.57)	$0.24	$0.57

Basic Shares	48,375	48,375	48,375	54,367	45,682	45,682	45,682	45,682	54,005
Diluted Shares	51,037	51,037	51,037	55,488	46,198	46,198	46,198	46,198	55,264

(1)During the three and twelve months ended January 2, 2010 we adjusted the valuation allowance against deferred tax assets. As adjusted income tax expense for both periods is presented on a normalized basis using an effective tax rate of 38.0%

(2)During the twelve months ended January 2, 2010 we expensed direct, incremental costs incurred in connection with a terminated equity financing transaction

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data.  However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts

GAAP - generally accepted accounting principles

Select Comfort Announces Fourth Quarter and Full-Year 2010 Results – Page 11 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments consistent with the definition used in our debt covenant calculations. Management believes EBITDA is a useful indicator of the Company's financial performance.  Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Fiscal Years Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

Net income	$7,118	$35,309	$31,568	$35,552
Income tax expense (benefit)	4,292	(28,862)	18,922	(20,862)
Interest expense	87	1,031	1,951	5,996
Depreciation and amortization	3,295	3,441	13,012	17,681
Stock-based compensation	1,201	696	3,962	3,236
Asset impairments	43	198	260	686
EBITDA	$16,036	$11,813	$69,675	$42,289

Note - Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles